EXHIBIT 21


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                             SUBSIDIARIES OF ACXIOM

                                U.S. SUBSIDIARIES

Name                             Incorporated In      Doing Business As

Acxiom Asia, Ltd.                   Arkansas          Acxiom Asia, Ltd.

Acxiom CDC, Inc.                    Arkansas          Acxiom CDC, Inc.

Acxiom Compilation Corporation     California         Acxiom Compilation
  (formerly DataQuick                                 Corporation
  Information Systems)

Acxiom / Direct Media, Inc.         Arkansas          Acxiom/Direct Media, Inc.

Acxiom / May & Speh, Inc.           Delaware          Acxiom/May & Speh, Inc.

Acxiom NJA, Inc.                   New Jersey         KM Lists Incorporated

Acxiom Property Development,        Arkansas          Acxiom Property
  Inc.                                                  Development, Inc.

Acxiom RM-Tools, Inc.               Arkansas          Acxiom RM-Tools, Inc.

Acxiom RTC, Inc.                    Delaware          Acxiom RTC, Inc.

Acxiom SDC, Inc.                    Arkansas          Buckley Dement, an Acxiom
                                                        Company

Acxiom Transportation Services,     Arkansas          ATS; Conway Aviation, Inc.
Inc.

Acxiom / Woodland Hills Data        Arkansas          Acxiom Corporation
  Center, Inc.

Catalog Marketing Services, Inc.    Florida           Acxiom Corporation

DQ Investment Corporation*         California         AccuDat

                           INTERNATIONAL SUBSIDIARIES

Name                            Incorporated In       Doing Business As

Acxiom Limited                  United Kingdom        Acxiom Limited

Generator Datamarketing         United Kingdom        Generator Datamarketing
  Limited                                               Limited

Marketlead Services, Ltd.       United Kingdom        N/A
 (Agency company of Acxiom
 Limited)

Southwark Computer Services,    United Kingdom        N/A
   Ltd. (Agency company of
   Acxiom Limited)

Normadress SA                       France           Normadress

Marketing Technology SA             Spain            Marketing Technology

Acxiom Australia Pty Ltd          Australia          Acxiom Australia Pty Ltd

Berry Floyd & Doyle Limited     United Kingdom       Berry Consulting

* Inactive